Exhibit 21


Subsidiaries of the Registrant
------------------------------

     The Registrant, E-Z-EM, Inc., is a Delaware corporation. The subsidiaries of the Registrant included in the consolidated financial statements are as follows:

                                                                Incorporated
                                                                ------------

        AngioDynamics, Inc.                                       Delaware

        AngioDynamics Ltd.                                        Ireland

        E-Z-EM Belgium B.V.B.A.                                   Belgium

        E-Z-EM Canada Inc.                                         Canada

        E-Z-EM Caribe, Inc.                                       Delaware

        E-Z-EM International, Inc.                                Barbados

        E-Z-EM Ltd.                                               England

        E-Z-EM Nederland B.V.                                     Holland

        Enteric Products, Inc.                                    Delaware

        Leocor, Inc.                                              Delaware

        Toho Kagaku Kenkyusho Co., Ltd.                            Japan

        All subsidiaries of the Registrant are wholly-owned.


                                      -78-